Exhibit 99.6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02OFUB 0 2 A V + Special Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain 1. Proposal to approve the Agreement and Plan of Merger, dated as of May 15, 2017, by and among Sandy Spring Bancorp, Inc., Touchdown Acquisition, Inc. (“Merger Sub”) and WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) and the first-step merger, pursuant to which Merger Sub will merge with and into WashingtonFirst (the “WashingtonFirst Merger Proposal”). For Against Abstain 2. Proposal to adjourn the WashingtonFirst special meeting, if necessary or appropriate, to solicit additional proxies in favor of the WashingtonFirst Merger Proposal. Change of Address — Please print new address below. IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 3 4 3 4 5 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on October 18, 2017. Vote by Internet • Go to www.investorvote.com/WFBI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message .

WASHINGTONFIRST BANKSHARES, INC. SPECIAL MEETING OF SHAREHOLDERS October 18, 2017, 10:00 a.m. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Shaza L. Andersen and Matthew R. Johnson as proxies, each with full power to act alone and with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of WashingtonFirst Bankshares, Inc. held of record by the undersigned on August 31, 2017, at the Special Meeting of Shareholders to be held at its corporate headquarters located at 11921 Freedom Drive, Suite 250, Reston, Virginia 20190, on October 18, 2017 at 10:00 a.m, or any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Continued and to be signed on reverse side. Revocable Proxy — WashingtonFirst Bankshares, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q